Exhibit 5.2

                                 PIPER & MARBURY
                                     L.L.P.
                              Charles Center South
                             36 South Charles Street
                         Baltimore, Maryland 21201-3018
                                  410-539-2530
                                Fax: 410-539-0489



                                                     February 29, 1996


Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts  02109

         Re:      Key Energy Group, Inc.

Ladies and Gentlemen:

         We have acted as special Maryland counsel for Key Energy Group, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-4 (the "Registration Statement") of 4,929,962 shares (the "Acquisition Shares") of common stock, $.10 par value ("Common Stock"), warrants (the "Warrants") to purchase 750,000 shares of Common Stock to be granted in connection with the merger of WellTech, Inc., a Delaware corporation, with and into the Company (the "Merger") and the 750,000 shares of Common Stock to be issued upon the exercise of the Warrants (the "Warrant Shares").

         We have examined the Charter and By-Laws of the Company, the Agreement and Plan of Merger dated as of November 18, 1995, as amended (the "Merger Agreement"), by and between the Company and WellTech, Inc., the form of warrants to be issued to WellTech, Inc. shareholders, certain minutes of proceedings of the Board of Directors of the Company and a good standing certificate dated February 23, 1996 from the State Department of Assessments and Taxation of Maryland, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and officers of the Company and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purposes of rendering this opinion.

         In rendering this opinion we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to use as certified or photostatic copies and the authenticity of the originals for such copies. We have assumed that any filings required under the laws of the State of Delaware have been made.

         The Company plans to amend its Charter to increase the number of authorized shares of Common Stock to 25,000,000 shares. For purposes of this opinion, we have assumed that such charter amendment has been duly adopted and filed with the Maryland State Department of Assessments and Taxation.

Sullivan & Worcester
February 29, 1996
Page 2

         Based upon the subject to the foregoing, we are of the opinion that:

         1. The Acquisition Shares have been duly and validly authorized for issuance by the Board of Directors of the Company by resolutions adopted on November 18, 1995, and the Acquisition Shares, when issued as authorized in accordance with the terms of the Merger Agreement and upon acceptance for filing of Articles of Merger by the Maryland State Department of Assessments and Taxation, will be fully paid and nonassessable by the Company, with no personal liability attached to the ownership thereof.

         2. The Warrant Shares have been duly and validly authorized for issuance by the Board of Directors of the Company by resolutions adopted on November 18, 1995, and the Warrant Shares, when issued upon the exercise of the Warrants granted in accordance with the terms of the Merger Agreement and delivered against payment therefor, will be fully paid and nonassessable by the Company, with no personal liability attached to the ownership thereof.

         3. The Warrants have been duly and validly authorized for issuance by the Board of Directors of the Company by resolutions adopted November 18, 1995 and the Warrants, when issued and delivered in accordance with the terms of the Merger Agreement, will be fully paid and nonassessable by the Company, with no personal liability attached to the ownership thereof.

         The opinions expressed in this letter are solely for your use in connection with the Registration Statement. This opinion may not be relied on by any other person or by you in any other connection without our prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

         All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions or advise you of changes in our opinions to reflect facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

         The opinions expressed above are limited to the law of the State of Maryland. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                               Very truly yours,

                                               /s/Piper & Marbury L.L.P.

                                               PIPER & MARBURY L.L.P